CHECKERS DRIVE-IN RESTAURANTS, INC.
                              LIST OF SUBSIDIARIES
                                   EXHIBIT 21






The following entities are consolidated with the Company for financial reporting purposes:

                                            % Owned       State of Organization
                                            -------       ---------------------

CHA Partners                                    50%              Delaware
Checkers Walsingham, Inc.                      100%              Delaware
Chicago Leasing Company                        100%              Delaware
Clearwater Gulf to Bay Partners                 50%              Delaware
InnerCityFoods                                  75%              Delaware
InnerCityFoods Joint Venture Company           100%              Delaware
InnerCityFoods Leasing Company                 100%              Delaware
InnerCityFoods Restaurant Company              100%              Delaware
Skipper Road Checkers Partnership               75%              Delaware
Checkers acquisition (Trigger Reef, Inc.)      100%              Delaware
580 Partners                                    50%              Delaware
Checkers/Conway, Inc.                          100%              Delaware
Checkers/Temco Joint Venture                    51%               Florida
Checkers of Chicago                            100%              Delaware
Metro Double Drive-Thru, L.P.                 10.55%              Chicago
Greater Chicago Double Drive-Thru, L.P.       60.79%              Chicago
Stony Island Double Drive-Thru, L.P.          36.03%              Chicago
Northside Double Drive-Thru, L.P.             65.83%              Chicago
Chicagoland Double Drive-Thru V, L.P.         48.42%              Chicago
Chicago Double Drive -Thru VI, L.P.           25.08%              Chicago
Evergreen Double Drive-Thru, L.P.             54.73%              Chicago














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